UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
_______________________________

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ENTERA BIO LTD.
(Name of Registrant as Specified In Its Charter)
___________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders of

ENTERA BIO LTD.

To be held on Tuesday, July 14, 2026, 8:00 AM Eastern Time
at Kiryat Hadassah, Minrav Building – Fifth Floor, Jerusalem Israel 9112002

COMPANY NUMBER
ACCOUNT NUMBER
CONTROL NUMBER

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before June 30, 2026.

Please visit www.astproxyportal.com/ast/22270, where the following materials are available for view:
•	Notice of Meeting
•	Proxy Statement
•	Proxy Card
•	Form 10-K
TO REQUEST MATERIAL:	TELEPHONE: 1-888-Proxy-NA (1-888-776-9962) or +1-201-299-6210 (worldwide)
E-MAIL: helpAST@equiniti.com
WEBSITE: us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterials
TO VOTE:
ONLINE: To access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.
TELEPHONE: Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or +1-201-299-4446 worldwide from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
Vote online or by phone until 11:59 PM Eastern Time the day before the meeting. IN PERSON: You may vote your shares in person by attending the Annual Meeting. MAIL: You may request a card by following the instructions above.

	1a.	To elect Mr. Sean Ellis as a Class III member of the Board of Directors of the Company (the “Board”) until the 2029 Annual Meeting.
	1b.	To elect Mr. Steven D. Rubin as a Class III member of the Board until the 2029 Annual Meeting. 1c. To elect Mr. Geno J. Germano as a Class III member of the Board until the 2029 Annual Meeting.
	2.	To approve the amended compensation terms, as described in the accompanying proxy statement, for the Company’s non-executive directors.
	3.	To approve share-based compensation, as described in the accompanying proxy statement, for Steven D. Rubin, a Director.
	4.	To approve share-based compensation, as described in the accompanying proxy statement, for Geno J. Germano, the Chairman of the Board.
	5.	To approve a one-time grant of compensation, as described in the accompanying proxy statement, for Sean Ellis, a Director.
	6.	To approve a one-time grant of compensation, as described in the accompanying proxy statement, for Miranda Toledano, the Company’s Chief Executive Officer and a Director.
7.
To approve an amendment to the Company's 2018 Equity Incentive Plan (the “2018 Plan”) to increase the number of shares issuable thereunder by 2,500,000 shares, as described in the accom-panying proxy statement and attached as Appendix A thereto.

8.
To approve an amendment to the Company’s Amended and Restated Articles of Association to effect an increase in the Company’s authorized share capital, as described in the accompanying proxy statement and attached as Appendix B thereto.

9.
To approve, on an advisory, non-binding basis, the compensation paid to the Company’s named executive officers, including the compensation tables and narrative discussion, as described in the accompanying proxy statement.

Please note that you cannot use this notice to vote by mail.	10.
To approve the appointment of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, or PwC, an independent registered public account-ing firm, as the Company’s independent auditors for the fiscal year ending December 31, 2026, and authorize the Board, (or the Audit Committee, if authorized by the Board) to determine the compen-sation of the auditors in accordance with the volume and nature of their services.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF PROPOSALS 1-10.